                                                                  EXHIBIT 10(cc)
                                                                  --------------



                       COMPUTER TASK GROUP, INCORPORATED
                       ---------------------------------




CTG Non-Qualified Key Employee Deferred Compensation Plan.


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                       COMPUTER TASK GROUP, INCORPORATED
              NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN
              ----------------------------------------------------


I
              DEFINITIONS, BACKGROUND, PURPOSE AND EFFECTIVE DATE
              ----------------------------------------------------

 .1                    DEFINITIONS.  For purposes of the Plan, the following
terms shall have the definitions stated below unless the context clearly indicates otherwise:

                       (a)      "BOARD" means the Board of Directors of
                             Computer Task Group, Incorporated.

                       (b)      "CHAIRMAN" means the Chairman and Chief
                             Executive Officer of the Corporation.

                       (c)      "CODE" means the Internal Revenue Code of 1986,
                             as amended.

                       (d)      "COMMITTEE" means the Compensation Committee of
                             the Board.

                       (e)      "COMPENSATION" means base salary and
                             bonus compensation actually earned by a
                             Participant in a calendar year, including any compensation deferred by a Participant under the Corporation's plan qualified under 401(k) Plan and including any Elective Deferrals under this Plan from base salary and bonus compensation, and excluding, without limitation, (i) any amounts paid to a Participant under any other qualified or nonqualified compensation plan, including without limitation any amounts paid pursuant to a stock option or other stock plan and (ii) any noncash compensation such as relocation expenses, advances on salary and travel advances.

                       (f)      "CORPORATION" means Computer Task Group,
                             Incorporated.

                       (g)      "CORPORATION CONTRIBUTION ACCOUNT" means a
                             sub-account of the Deferred Compensation Account comprised of Corporation Contributions credited thereto and earnings thereon.


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                                     -2-

                   (h)          "CORPORATION STOCK" means shares of
                             common stock, $.01 par value, issued by the Corporation, or any successor securities thereto.

                   (i)          "DEFERRED COMPENSATION ACCOUNT" means
                             the account maintained for each Participant to which are credited all amounts allocated thereto in accordance with this Plan, and adjusted for earnings thereon.

                   (j)          "EMPLOYEE CONTRIBUTION ACCOUNT" means a
                             sub-account of the Deferred Compensation Account comprised of the Employee Contributions allocated to such account and earnings thereon.

                   (k)          "ERISA" means the Employee Retirement Income
                             Security Act of 1974, as amended.

                   (l)          "PARTICIPANT" means an employee selected to
                             participate in the Plan pursuant to Section 2.1.

                   (m)          "PLAN" means the Computer Task Group,
                             Incorporated Nonqualified Key Employee
                             Deferred Compensation Plan as initially
                             approved by the Committee on February 2, 1995 and as it shall be amended from time to time.

                   (n)          "PLAN ADMINISTRATOR" means the Committee.

                   (o)          "PLAN YEAR" means the calendar year, unless
                             otherwise determined by the Committee. The first Plan Year shall commence on January 1, 1995.

                   (p)          "RABBI TRUST" means a trust agreement, if
                             established, entered into by and between the Corporation and any trustee, to provide certain benefits under the Plan.

                   (q)          "401(k) PLAN" means the Computer Task Group,
                             Incorporated 401(k) Retirement Plan.

                   (r)          "SEPARATION FROM SERVICE" means an employee's
                             termination of employment for any reason, such that the employee is not employed by the Corporation or any company in an affiliated group for tax purposes with the Corporation.
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                                     -3-

                          (s)          "YEAR OF PARTICIPATION" means a Plan
                                    Year during which the Participant is a
                                    Participant for the entire Plan Year.
                                    Notwithstanding the preceding sentence,
                                    each employee who is selected as a
                                    Participant at the commencement of the Plan shall be deemed a Participant beginning on January 1, 1995 for this purpose. Any other employee selected as a Participant shall become a Participant on January 1 of the Plan Year immediately following the employee's selection.

 .2                       BACKGROUND AND PURPOSE OF THE PLAN. The purpose of
the Plan is to establish an unfunded plan to provide Corporation-provided deferred compensation commensurate with the performance of the Corporation for a select group of highly compensated employees to retain the services of certain of such employees and to provide an additional elective opportunity for certain of such employees to defer a portion of their compensation, in all events upon such terms as shall be established by the Committee.

 .3                       EFFECTIVE DATE.  Except as otherwise provided, the
effective date of the Plan is January 1, 1995.


II

                                 PARTICIPATION
                                 -------------

 .1                       ELIGIBILITY FOR PARTICIPATION. An employee of the
Corporation shall be eligible to participate in the Plan if, with respect to the ability to make Elective Contributions pursuant to Section 3.1 and/or to be awarded Corporation Contributions pursuant to Section 3.2, the employee is recommended by the Chairman to participate in the Plan and such recommendation is approved by the Committee, in its sole discretion.

 .2                       CESSATION OF ELIGIBILITY. With respect to any Plan
Year, a Participant shall continue to be eligible to elect to defer Compensation pursuant to Section 3.1 and/or to receive an award of Corporation Contributions pursuant to Section 3.2 if the Participant's eligibility is not terminated (with respect to the Plan Year no later than 90 days after the beginning of such Plan Year) by recommendation of the Chairman and approval of such recommendation by the Committee, and if the Participant remains in the employ of the Corporation for the entire Plan Year.


III

                                 CONTRIBUTIONS
                                 -------------
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                                     -4-


 .1                       EMPLOYEE CONTRIBUTIONS. With respect to any Plan
Year commencing after December 31, 1994, a Participant may irrevocably elect prior to December 1 of the Plan Year preceding such Plan Year (except with respect to the Plan Year ending December 31, 1995, prior to June 16, 1995) to defer all or a part of his or her Compensation in a certain dollar amount or percentage not to exceed that permitted by the Committee ("Employee Contributions"). The Committee shall credit the Participant's Employee Contribution Account with an amount equal to such Employee Contributions at such times and in such amounts as would otherwise have been paid or made available to such Participant. The elections described in this subsection shall be made by such time and using such forms as the Plan Administrator shall provide.


 .2                       CORPORATION CONTRIBUTIONS. With respect to each
Plan Year commencing after December 31, 1994, a Participant eligible to receive an award of Corporation Contributions shall be awarded an amount equal to a specified percentage of the Participant's Compensation for the Plan Year. The percentage shall be determined for each Plan Year based on the degree of achievement by the Corporation of certain performance targets recommended by the Chairman and approved by the Committee. Both the award percentages and the degree of the achievement of the performance targets shall be determined by the Committee, in its sole discretion at a meeting of the Committee following the close of the audit of the Corporation by its outside accountants for the Plan Year. Such award shall be credited to the Participant's Corporation Contribution Account as of January 1 of the Plan Year following the Plan Year for which the Corporation Contribution is awarded, and such award may be in the form of cash or Corporation Stock at the sole discretion of the Committee.


IV
                            ACCOUNTS AND INVESTMENTS
                            ------------------------

 .1                       THE DEFERRED COMPENSATION ACCOUNT. The Committee
shall maintain for each Participant a Deferred Compensation Account to which it shall credit all amounts allocated thereto in accordance with Sections 3.1 and
3.2. Each Participant's Deferred Compensation Account shall be adjusted no less often than annually, beginning January 1, 1995, to reflect the credits made to the Deferred Compensation Account and any interest, earnings, gains and losses thereon pursuant to Section 4.2. Such adjustments shall be made as long as any amount remains credited to the Deferred Compensation Account. The amounts allocated and the adjustments made shall comprise the Deferred Compensation Account at any time.


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                                     -5-


 .2                       INTEREST, EARNINGS, GAINS AND LOSSES. Amounts
represented by the Deferred Compensation Accounts of all Participants shall be credited with interest or invested in an investment vehicle(s) (including but not limited to Corporation Stock) in the sole discretion of the Committee. A Deferred Compensation Account shall be credited with its share of the interest thereon or the earnings, gains and losses of such investment vehicles for the period for which the Account is so invested no less often than annually. Interest, earnings, gains and losses shall accrue annually on the balance as of the first day of each Plan Year and shall be credited annually as of the last day of the Plan Year during which such interest, earnings, gains and losses accrued.

 .3                       THE RABBI TRUST.  The Committee may
determine that the Corporation shall establish a Rabbi Trust to which the Corporation shall contribute all amounts credited to the Employee and Corporation Contribution Accounts in accordance with Sections 3.1, 3.2, and 4.2 of the Plan.

 .4                       RIGHTS AS GENERAL CREDITOR. Unless the Corporation
establishes the Rabbi Trust, a Deferred Compensation Account does not constitute a trust fund or escrow. A Participant's interest in the Deferred Compensation Account and in the Rabbi Trust, if established, is limited to the right to receive payments as provided under the Plan and the Rabbi Trust, if any, and the Participant's position is that of a general unsecured creditor of the Corporation with respect to the entire Deferred Compensation Account, i.e., the Corporation Contributions, Employee Contributions, and interest, earnings, gains and losses thereon.

 .5                       VESTING IN EMPLOYEE CONTRIBUTION ACCOUNT.
Except as otherwise provided in this Article, a Participant shall at all times have a 100% nonforfeitable right to the value of his or her Employee Contribution Account.

 .6                       VESTING IN CORPORATION CONTRIBUTION ACCOUNT.
Except as otherwise provided in this Article,

                          (a)          A Participant who first becomes a
                                    Participant in the Plan in 1995 shall have a 100% nonforfeitable right to the value of the Participant's Corporation Contribution Account on January 1, 2003, and, in the case of any other Participant, such Participant shall have a 100% nonforfeitable right to the value of the Participant's Corporation Contribution
                                    Account on the January 1 following eight full calendar years after the Participant first becomes a Participant in the Plan, and no Participant shall have any right to any amount in such Account prior to such respective date.


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                                     -6-

                          (b)          Notwithstanding subsection (a), prior
                                    to January 1, 2003, in the case of a
                                    Participant who first becomes a Participant in the Plan in 1995, or, prior to the January 1 following eight full calendar years after the Participant first becomes a Participant in the Plan, in the case of a Participant who first becomes a Participant in the Plan after 1995, if a Participant incurs a Separation from Service (i) involuntarily and without Cause, (ii) due to death, disability (as hereafter defined), or retirement at age 65 or later, or (iii) if there is a Change of Control, as defined in Section 4.8, such Participant shall have a nonforfeitable right in a portion of the Participant's Corporation Contribution Account equal to 12.5% times the Participant's Years of Participation.

                          (c)          Notwithstanding subsections (a) or (b),
                                    if a Participant incurs a Separation from Service for Cause, the Participant shall forfeit all amounts in the Participant's Corporation Contribution Account.

                          (d)          For purposes of this Plan, Separation
                                    from Service due to disability shall mean separation from service due to a physical or mental condition which prevents the Participant from engaging in any gainful occupation in which the Participant might reasonably be expected to engage, with due regard for the Participant's education, training, experience, and prior economic status. The determination shall be made on medical evidence by a licensed physician assigned by the Committee. Separation from Service due to disability shall exclude disabilities arising from: (i) intentionally self-inflicted injury or intentionally self-induced sickness, (ii) a proven unlawful act or enterprise on the part of the Participant, or (iii) military service where the Participant is eligible to receive a government military disability pension. In all cases, the Committee shall make the final determination whether a Participant has incurred a Separation from Service due to disability for purposes of this Plan.

                          (e)          For purposes of this Plan,
                                    Separation from Service for Cause shall
                                    mean termination of employment due to:

                                    (i)       Embezzlement from the Corporation

                                    (ii)      Theft from the Corporation


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                                     -7-


                                (iii)        Defrauding the Corporation

                                (iv)         Drug addiction

                                (v)          Habitual intoxication

                                (vi)         Use or disclosure of
                                          Corporation or client
                                          confidential or proprietary
                                          information

                                (vii)        Engaging in activities or
                                          businesses which are
                                          substantially in competition
                                          with the Corporation

                                (viii)       Any other action, activity or
                                          course of conduct which is
                                          substantially detrimental to the
                                          Corporation's business or business
                                          reputation

                                (ix)         Violation of the provision of the
                                          terms of any nondisclosure and
                                          nonsolicitation, noncompetition, or
                                          other contractual agreement between
                                          the Participant and the
                                          Corporation.


 .7                   PAYMENT OF BENEFITS.

                      (a)          COMMENCEMENT. Except as otherwise
                                provided in this Section and subject to the vesting provisions of Section 4.6, if the Participant does not make an election in the time and manner specified in (c), the vested value of a Participant's Deferred Compensation Account shall be paid under the Plan as soon as practicable on or after the Participant's Separation from Service but in any event not later than 90 days after such Separation from Service. In the case of a Change of Control, as defined in
                                Section 4.8, the vested value of a
                                Participant's Deferred Compensation Account shall be paid in cash immediately following such Change of Control.

                      (b)          NORMAL FORM OF PAYMENT. Except as
                                otherwise provided in this Section and
                                subject to the vesting provisions of
                                Section 4.6, if the Participant does not make an election in the time and manner specified in (c), benefits payable under the Plan (i.e.

                                    vested benefits) shall be paid in the form of a single lump sum payment and shall, with respect to the Employee Contribution Account, be in the form of cash, and with respect to the Corporation Contribution Account, be in the form of cash, Corporation Stock, or a combination of cash and such Corporation Stock, to be determined in the sole discretion of the Committee. Shares of Corporation Stock used to satisfy the obligation of the Corporation under this Plan shall be valued at their fair market value. For purposes of this Plan, fair market value means as of any date the average of the highest and lowest reported sales prices on such date (or if such date is not a trading day, then the most recent prior date which is a trading day) of a share of Corporation Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Corporation Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Corporation Stock is listed or national securities or central market system upon which transactions in Corporation Stock are reported, as either shall be designated by the Committee for the purposes hereof) or if sales of Corporation Stock are not reported in any manner specified above, the average of the high bid and low asked quotations on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by the National Association of Securities Dealers' Automated System or, if not so reported, by National Quotation Bureau, Incorporated or similar organization selected by the Committee.

                          (c)          ELECTION OF FORM OF PAYMENT.
                                    Notwithstanding (a) and (b), the
                                    Participant may elect any future date or event with respect to the time at which payment of the Employee Contribution Account will be made, subject to the approval of the Committee, in its sole discretion, and provided that such written election is filed with the Committee at the same time and with respect to the Compensation that is deferred for the same period pursuant to Section 3.1, i.e. prior to the calendar year for which the Compensation is deferred (except with respect to the Plan Year ending December 31, 1995, prior to June 16, 1995). However, in no event shall such payment be later than 90 days after the Participant's Separation from Service, or, if earlier, immediately following a Change of Control.

                          (d)          UNFORESEEABLE EMERGENCY. In the case of
                                    an unforeseeable emergency, as defined
                                    below, a Participant may submit a written request to the Committee for (1) a distribution of all or a part of his or her Employee Contribution Account and, if fully vested, all or a part of his or her Corporation Contribution Account prior to the date benefits otherwise would be payable, or (2) an acceleration of the payment of installment payments that have already begun. Withdrawals or acceleration because of an unforeseeable emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency. An unforeseeable emergency is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. The need to send the Participant's child to college or the desire to purchase a residence will not be considered unforeseeable emergencies.
                                    Withdrawals or acceleration will not be
                                    permitted to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                          (e)          Notwithstanding any other provision of
                                    the Plan, a Participant shall forfeit all future benefits payable from his or her Corporation Contribution Account under the Plan if the Committee determines the Participant to be engaged in any of the following activities:

                                    (i)          Use or disclosure of
                                              Corporation or client
                                              confidential or proprietary
                                              information

                                    (ii)         Engaging in activities or
                                              businesses which are
                                              substantially in competition with
                                              the Corporation

                                    (iii)        Any other action, activity or
                                              course of conduct which is
                                              substantially detrimental to the
                                              Corporation's business or
                                              business  reputation

                                    (iv)       Violation of the provision of the
                                            terms of any nondisclosure and
                                            nonsolicitation, noncompetition, or
                                            other contractual agreement between
                                            the Member and the Corporation.

 .8                       CHANGE OF CONTROL.  A Change of Control shall be
deemed to have occurred if:

                          (a)          any Person, which shall mean a "person"
                                    as such term is used in Sections 13(d) and 24(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding voting securities;

                          (c)          during any period of 24 consecutive
                                    months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors (other than in connection with a contested election) before the beginning of the period cease, for any reason, to constitute at least a majority thereof;


                          (d)          the stockholders of the Corporation
                                    approve (1) a plan of complete liquidation of the Corporation or (2) the sale or disposition by the Corporation of all or substantially all of the Corporation's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs
                                    (d)(i) or (d)(ii); or

                          (f)          the stockholders of the Corporation
                                    approve a merger or consolidation of the Corporation with any other company other than:


                                    (i)        such a merger or consolidation
                                            which would result in the voting
                                            securities of the Corporation
                                            outstanding immediately prior
                                            thereto continuing to represent
                                            (either by remaining outstanding or
                                            by being converted into voting
                                            securities of the surviving entity)
                                            more than 70% of the combined
                                            voting power of the Corporation's
                                            or such surviving entity's
                                            outstanding voting securities
                                            immediately after such merger or
                                            consolidation; or

                                    (ii)       such a merger or consolidation
                                            which would result in the directors
                                            of the Corporation who were
                                            directors immediately prior thereto
                                            continuing to constitute more than
                                            50% of the directors of the
                                            surviving entity immediately after
                                            such merger or consolidation.

                                    In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Corporation's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Corporation who were directors immediately prior thereto" shall include only individuals who were directors of the Corporation at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director nominated in connection with a contested election or designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in paragraph (a), (b), (d)(i) or
                                    (d)(ii) of this Section) whose election by the Board, or whose nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

 .9                       DEATH BENEFITS. If a Participant dies after he or
she becomes entitled to a benefit under Section 4.6 and before payment to the Participant has been made under Section 4.7, the balance of the Participant's benefit shall be paid to his or her Beneficiary in the form of a single lump sum cash payment as soon as practicable after the death of the Participant. "Beneficiary" shall mean any one or more persons, corporations or trusts, or any combination thereof, last designated by the Participant to receive the death benefits provided under the Plan. Each Participant may designate the Beneficiary for the benefits provided on his or her death under the Plan. Such designation may be changed from time to time. All designations shall be made on forms provided by and filed with the Plan Administrator. If the Committee, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Participant's estate.


 .10                      SET-OFF.  Notwithstanding any other provision of
this Plan, any amounts payable to the Participant or any beneficiary under this Plan may be used by the Corporation to set off any indebtedness owed to the Corporation by such Participant or beneficiary for any reason.

V

                     AMENDMENT, SUSPENSION, OR TERMINATION
                     -------------------------------------

 .1                       AMENDMENT, SUSPENSION, OR TERMINATION.
The Committee may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Committee, and only in such manner.

 .2                       NO REDUCTION. No amendment, suspension or
termination shall operate to adversely affect the benefit otherwise available to a Participant under the Plan determined as if the Participant had ceased being a Participant on or before the effective date of such amendment, suspension, or termination. The value of a Participant's Deferred Compensation Account, if any, determined as of the effective date of such amendment, suspension or termination shall continue to be adjusted for investment results as provided in Sections 4.1 and 4.2 until paid. Any benefit determined as of such date shall continue to be payable as provided in Sections 4.6 through 4.8.



VI

                           ADMINISTRATION OF THE PLAN
                           --------------------------

 .1                       NAMED FIDUCIARY.  The named fiduciary of
the Plan is the Committee.

 .2                       ADMINISTRATION BY COMMITTEE. The general
administration of this Plan, as well as construction and interpretation thereof, shall be the responsibility of the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board. Any such member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board. The Corporation shall pay any and all expenses incurred in the administration of the Plan.

 .3                       DELEGATION. The Board may designate one of the
members of the Committee as Chairman and may appoint a Secretary who need not be a member of the Committee and may be a Participant in the Plan. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

 .4                       MAJORITY VOTE.  All resolutions or other
actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

 .5                       EXCLUSIVE RIGHT TO INTERPRET PLAN. Subject to the
Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

 .6                       RELIANCE.  The members of the Committee
and the officers and directors of the shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Corporation.

 .7                       INDEMNIFICATION. No member of the Committee shall
be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part. The Corporation shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member on the Committee may be entitled as a matter of law.

 .8                       ADDITIONAL POWERS.  In addition to the
powers specified above, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their beneficiaries and to authorize all disbursements for such purposes.

 .9                       INFORMATION.  To enable the Committee to
perform its functions, the Corporation shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other termination of employment, and such other pertinent facts as the Committee may require.

VII
                               GENERAL PROVISIONS
                               ------------------

 .1                        FUNDING. The Plan and the Rabbi Trust, if
established, constitute an unfunded arrangement and shall have the status as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of ERISA. The plan is not intended to be the principal source of retirement income for the Participants or the Participants' beneficiaries.

 .2                       NONASSIGNABILITY.  The interests of any
person under the Plan (other than the Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

 .3                       INTEREST OF PARTICIPANT. Except as provided in the
Rabbi Trust, if any, a Participant and the Participant's beneficiaries, in respect of the Participant's Deferred Compensation Account, and any benefit to be paid under the Plan, shall be and remain simply a creditor of the Corporation in the same manner as any other creditor having a general claim, if and when the Participant's or beneficiaries' rights to receive payments shall mature and become payable. Except as provided in the Rabbi Trust, if any, at no time shall the Participant be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to any investments held.

 .4                       LEAVES OF ABSENCE.  The Committee may, in
its sole discretion, permit the Participant to take a leave of absence for a period not to exceed one year. During such leave, the Participant will still be considered to be in the continuous employment of this Corporation for all purposes of this Plan.

 .5                       WITHHOLDING.  The Corporation shall have
the right to deduct or withhold from the benefits paid under the Plan (or from other amounts payable to the Participant, if necessary) all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of the Plan.

 .6                       EXCLUSIVITY OF PLAN.  The Plan is intended solely
for the purpose of providing deferred compensation to the Participants to the mutual advantage of the parties. Nothing contained in the Plan shall in any way affect or interfere with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

 .7                       NO RIGHT TO CONTINUED SERVICE. Neither the Plan nor
any agreements signed in relationship to the Plan, either singly or collectively, shall obligate the Corporation in any way to continue the employment of a Participant with the Corporation or prohibit the Corporation from terminating a Participant's employment. Nor does this Plan or the Plan Participation Agreement prohibit or restrict the right of a Participant to terminate employment with the Corporation. Termination of a Participant's employment with the Corporation, whether by action of the Corporation or by the Participant, shall immediately terminate the Participant's future participation in the Plan. All further obligations of either party shall be determined under the provisions of this Plan according to the nature of the termination. The Corporation is an at will employer.

 .8                       NOTICE.  Each notice and other communication to
be given pursuant to the Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Participant at the last known address of such Participant (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

 .9                       CLAIMS PROCEDURES.  If a Participant or
the Participant's Designated Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Committee. The Committee shall establish a claims procedure under which:

                          (a)          the Committee shall be required to
                                    provide adequate notice in writing to the Participant or the Designated Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Participant or the Designated Beneficiary; and

                          (b)          the Committee shall afford a reasonable
                                    opportunity to the Participant or the
                                    Designated Beneficiary whose claim for
                                    benefits has been denied for a full and
                                    fair review by the Committee of the
                                    decision denying the claim.

 .10                      NEW YORK LAW CONTROLLING. The Plan shall be
construed in accordance with the laws of the State of New York. Any and all controversies arising under or relating to this Plan shall be adjudicated in a court of competent jurisdiction located in the

State of New York, and the Participant hereby consents to jurisdiction in the State of New York for purposes of said legal action.

 .11                      SEVERABILITY.  Every provision of the
Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason whatsoever, the illegality or invalidity of that provision shall not affect the validity or legality of the remainder of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.

 .12                      BINDING ON SUCCESSORS.  The Plan shall be
binding upon the Participants and the Corporation, their heirs, successors, legal representatives and assigns.

 .13                      DISCRETIONARY NATURE OF PLAN. Participation in and
determination of amounts of benefits under the Plan shall be determined in the sole discretion of the Committee. No employee shall have any right to receive benefits under the Plan for any reason (including but not limited to, length of service, performance, receipt of benefits in prior periods, and awards to other individuals) other than as determined by the Committee acting in its sole discretion.

 .14                      TITLES.  Titles to the Articles and
Sections of this of this Plan are included for convenience only and shall not control the meaning or interpretation of any provision of this Plan.

SCHEDULE 1
----------

                      COMPUTER TASK GROUP, INCORPORATED
             NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN
                           BENEFICIARY DESIGNATION

Designation of Beneficiary
--------------------------

        Primary Beneficiary:
        -------------------

                Name            Relationship            Percent of Benefit
                ----            ------------            ------------------

        1.

        2.

        3.

        4.

        5.

        Secondary Beneficiary:
        ---------------------

        In place of Benefit to
        be paid to Number:              Name            Relationship
        ----------------------          ----            ------------

                1

                2

                3

                4

                5


------------------------------   --------------------------------------
Date                                         Participant